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                                                                        EX-25(b)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)


                                                                  13-5266470
                                                              (I.R.S. employer
                                                             identification no.)

  399 Park Avenue, New York, New York                               10043
(Address of principal executive office)                          (Zip Code)

                             _______________________

                               AVISTA CORPORATION
               (Exact name of obligor as specified in its charter)

          Washington                                             91-0462470
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

          1411 East Mission
         Spokane, Washington                                     99202-2600
(Address of principal executive offices)                         (Zip Code)

                            _________________________

                                 Debt Securities
                       (Title of the indenture securities)

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Item 1. General Information.

            Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

Name                                            Address
----                                            -------
Comptroller of the Currency                     Washington, D.C.

Federal Reserve Bank of New York                New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation           Washington, D.C.
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      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2. Affiliations with Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

Item 16. List of Exhibits.

            List below all exhibits filed as a part of this Statement of Eligibility.

            Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

            Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

            Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No.
            2-29577).

            Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement
            No. 2-55519)

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            Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to
            T-1 to Registration Statement No. 33-34988)

            Exhibit 5 - Not applicable.

            Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration
            Statement No. 33-19227.)

            Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A.
            (as of September 30, 2006-attached)

            Exhibit 8 - Not applicable.

            Exhibit 9 - Not applicable.

                               __________________

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 11th day of December, 2006.

                                         CITIBANK, N.A.

                                         By /s/ Wafaa Orfy
                                            --------------------------------
                                            Wafaa Orfy
                                            Vice President

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Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2006, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461
Comptroller of the Currency Northeastern District.

                                                               THOUSANDS OF DOLLARS
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin..........     $  16,265,000
Interest-bearing balances...................................        26,129,000
Held-to-maturity securities.................................                 0
Available-for-sale securities...............................       153,125,000
Federal funds sold in domestic Offices......................        16,037,000
Federal funds sold and securities purchased under
      agreements to resell..................................        11,251,000
Loans and leases held for sale..............................         5,160,000
Loans and lease financing receivables:
      Loans and Leases, net of unearned income..............       426,970,000
LESS: Allowance for loan and lease losses...................         5,888,000
Loans and leases, net of unearned income, allowance, and
      reserve...............................................       421,082,000
Trading assets..............................................        99,234,000
Premises and fixed assets (including capitalized leases)....         4,453,000
Other real estate owned.....................................            60,000
Investments in unconsolidated subsidiaries and
       associated companies.................................           243,000
Intangible assets: Goodwill.................................         9,493,000
Intangible assets: Other intangible assets..................        11,897,000
Other assets................................................        41,933,000
                                                                 -------------
TOTAL ASSETS................................................     $ 816,362,000
                                                                 =============

LIABILITIES
Deposits: In domestic offices...............................     $ 139,255,000
Noninterest- bearing........................................        22,087,000
Interest- bearing...........................................       117,168,000
In foreign offices, Edge and Agreement subsidiaries, and
       IBFs.................................................       422,066,000
Noninterest- bearing........................................        29,452,000
Interest- bearing...........................................       392,614,000
Federal funds purchased in domestic Offices.................        26,530,000
Federal funds purchased and securities sold under
       agreements to repurchase.............................        11,813,000
Trading liabilities.........................................        45,401,000


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
                                                            THOUSANDS OF DOLLARS
Other borrowed money (includes mortgage indebtedness and
       obligations under capitalized leases): ss.........        45,704,000
Subordinated notes and debentures........................        18,125,000
Other liabilities........................................        44,494,000
                                                              -------------
TOTAL LIABILITIES........................................     $ 753,388,000
                                                              =============
MINORITY INTEREST IN CONSOLIDATED
SUBSIDIARIES.............................................           577,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus............                 0
Common stock.............................................           751,000
Surplus..................................................        27,367,000
Retained Earnings........................................        35,602,000
                                                              -------------
Accumulated net gains (losses) on cash flow hedges.......        -1,323,000
Other equity capital components..........................                 0
                                                              -------------
TOTAL EQUITY CAPITAL.....................................     $  62,397,000
                                                              =============
TOTAL LIABILITIES AND EQUITY CAPITAL.....................     $ 816,362,000
                                                              =============


I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
SALLIE KRAWCHECK

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.
ALAN S. MACDONALD
KEVIN KESSINGER
STEPHEN H. LONG
DIRECTORS